Registration No. 333-

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM S-3

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                      ----------------------------------

                             TRUSTCO BANK CORP NY
            (Exact Name of Registrant as Specified in Its Charter)

             NEW YORK                                  14-1630287
      (State of Incorporation)                      (I.R.S. Employer
                                                 Identification Number)

         5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302 (518) 377-3311
        (Address, Including ZIP Code, and Telephone Number, Including
           Area Code, of Registrant's Principal Executive Offices)

                      ----------------------------------

          Thomas M. Poitras                          with copies to:
              Secretary                          Leonard J. Essig, Esq.
        TrustCo Bank Corp NY                  Lewis, Rice & Fingersh, L.C.
         5 Sarnowski Drive                     500 N. Broadway, Suite 2000
      Glenville, New York 12302                 St. Louis, Missouri 63102
           (518) 381-3680                            (314) 444-7600

          (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent For Service)

                      ----------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] Reg. No. ________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                       CALCULATION OF REGISTRATION FEE


 Title Of Each                               Proposed           Proposed
    Class Of              Amount              Maximum            Maximum          Amount Of
   Securities              To Be          Offering Price        Aggregate        Registration
To Be Registered     Registered(1)(2)       Per Unit(3)      Offering Price           Fee
----------------     ----------------     --------------     --------------      ------------
  Common Stock           2,000,000            $10.18          $20,360,000            $625
Par Value $1.00


     (1) The securities registered hereunder include securities issued pursuant to the terms of the TrustCo Bank Corp NY Dividend Reinvestment Plan that provide for adjustments in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     (2) Does not include shares of common stock previously registered on Registration Statement No. 333-123988 on Form S-3, as amended. Pursuant to Rule 429 under the Securities Act of 1933, the prospectus that forms a part of this registration statement shall also relate to 2,000,000 shares of common stock previously registered for issuance and sale pursuant to Registration Statement No. 333-123988. Registration fees in the amount of $2,660.02 were previously paid to the Commission in connection with these previously registered shares.

     (3) Pursuant to Rule 457(c), represents the average of the high and low reported prices for the Registrant's common stock as quoted on the Nasdaq Global Select Market on October 18, 2007, such date being a date within five business days prior to the date of filing of this Registration Statement.

                                  PROSPECTUS

                             TRUSTCO BANK CORP NY

                                 COMMON STOCK

                              ($1.00 Par Value)

                          Dividend Reinvestment Plan

                      ----------------------------------

     This Prospectus describes the Dividend Reinvestment Plan of TrustCo Bank Corp NY, which provides holders of record of TrustCo common stock with a convenient and simple method of investing cash dividends and optional cash payments. Any holder of record is eligible to participate in the Plan. TrustCo common stock is listed on the Nasdaq Global Select Market under the symbol "TRST."

     If you are or become a participant in the Plan, you may automatically reinvest, into additional shares of common stock, cash dividends on your existing shares of TrustCo common stock. You may also make cash payments for the purchase of additional shares of TrustCo common stock.

     This Prospectus relates to 4,000,000 shares of TrustCo common stock registered for sale under the Plan. If there is any change in TrustCo's shares by reason of stock dividends, stock splits or consolidation of shares, recapitalizations, mergers, consolidations, reorganizations, combinations or exchange of shares, the number and class of shares available for purchase pursuant to the Plan will be appropriately adjusted. No adjustment will be made, however, if TrustCo issues additional capital stock of any class for consideration.

     You should retain this Prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                      ----------------------------------


               The date of this Prospectus is October 22, 2007.

                              Table of Contents

                                                                          Page

THE PLAN.....................................................................1
    1. What Is a Dividend Reinvestment Plan?.................................1
    2. Who is eligible to participate?.......................................1
    3. May I participate in the Plan if my shares are registered in "street" name?.....................................................1
    4. How do I participate in the Plan?.....................................2
    5. Who administers the Plan?.............................................3
    6. What does it cost to participate?.....................................3
    7. What is the price of shares purchased from TrustCo?...................4
    8. What is the price of shares purchased on the open market?.............4
    9. When are purchases made?..............................................4
   10. How many shares of common stock are purchased for me?.................5
   11. May I add cash to purchase additional shares?.........................5
   12. When may I make optional cash payments?...............................5
   13. How much can I invest through optional cash payments?.................5
   14. How may I make optional cash payments?................................5
   15. Will stock certificates be issued for shares held under the Plan?.....5
   16. What kind of reports will I receive?..................................6
   17. What are the federal income tax consequences of participation in the Plan?..........................................................6
   18. How do I withdraw from the Plan?......................................7
   19. When may I withdraw from the Plan?....................................8
   20. What happens when I sell all of the shares registered in my name?.....8
   21. If I acquire additional shares, will cash dividends
       automatically be reinvested?..........................................8
   22. How will my shares of common stock be voted at
       shareholder meetings?.................................................8
   23. What are the responsibilities of the Plan's administrators and agents?...........................................................9
   24. What happens if TrustCo declares a stock dividend or a stock split?...9
   25. May the Plan be changed or discontinued?..............................9
   26. Where should correspondence regarding the Plan be directed?..........10

USE OF PROCEEDS.............................................................10

AVAILABLE INFORMATION.......................................................10

FACTORS THAT MAY AFFECT FUTURE RESULTS......................................11

COMMISSION POSITION ON INDEMNIFICATION......................................12

LEGAL MATTERS...............................................................12

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM...............................13

                             TRUSTCO BANK CORP NY

     TrustCo Bank Corp NY is the issuer of the common stock described in this Prospectus. Our principal executive office is located at 5 Sarnowski Drive, Glenville, New York 12302, and our telephone number is (518) 377-3311.



THE PLAN

     The following questions and answers constitute our Dividend Reinvestment Plan.


1. What Is a Dividend Reinvestment Plan?

     A Dividend Reinvestment Plan is a method of investment in the securities of a company that uses the cash dividends paid to you by the company to invest in more shares of that company. Since dividend reinvestment plans also allow for holding fractional shares (less than one share), all or part of your dividend payment can be put to use efficiently and economically. Another advantage of TrustCo's dividend reinvestment plan are the options to make cash payments into your Plan account to purchase additional shares and to make your first purchase of TrustCo shares through the Plan. If you participate in a dividend reinvestment plan, you, as a shareholder, have all the same rights as you would have if you held the shares in a brokerage account or in certificate form in your home or safe deposit box. You will be paid all stock dividends or splits and receive proxies and annual tax information. Using a dividend reinvestment plan also means you do not have to worry about losing certificates and the expense of replacing them if they become lost.


2. Who is eligible to participate?

     Each person who is a record owner of shares of common stock is eligible to participate in the Plan. Also, if you do not own any shares of our common stock, you may enroll by making an initial purchase of TrustCo shares directly through the Plan. To receive a Authorization Form to enroll in the Plan or to receive additional copies of this prospectus, simply contact American Stock Transfer & Trust Company ("American Stock Transfer"), the Plan's Administrator. Information on how to contact American Stock Transfer is set forth in the response to Question 5 below.


3. May I participate in the Plan if my shares are registered in "street" name?

     If your shares of common stock are registered in the name of a broker or nominee ("street name"), you must either have those shares of common stock transferred to your own name in order to participate in the Plan or you may follow the procedures described below for making your initial purchases of TrustCo stock through the Plan.

4. How do I participate in the Plan?

     You may join the Plan at any time.

     If you already are a shareholder of record, you may join the Plan by:

     o Logging on to www.amstock.com. Click "Invest Online," then select "All Plans" from the toolbar on the left side of internet page. Select TRUSTCO BANK CORP NY, then log in to your account using your American Stock Transfer ten-digit account number and your taxpayer identification number (e.g., your social security number). Your American Stock Transfer account number is contained in each piece of correspondence you receive from American Stock Transfer.

     o Completing and signing an Authorization Form, which can be obtained by calling American Stock Transfer at 866-659-2647 (toll free) and also is available online at www.amstock.com. The form must then be mailed to AST at the address provided below (see question 5).

     If you are not an existing shareholder of record, you may join the Plan by:

     o Logging on to www.amstock.com, clicking "Invest Online" and then selecting "All Plans" from the toolbar on the left side of internet page. Select TRUSTCO BANK CORP NY, then select "Invest Now" and follow the enrollment wizard, which will guide you through the simple six-step investment process. You will be prompted to provide your banking account number and ABA routing number to allow for the direct debit of funds from your savings or checking account. You will receive an e-mail confirming receipt of your transaction as soon as you complete the investment process, as well as a subsequent e-mail confirming the number of shares purchased and their price (generally within two business days).

     o Completing and signing an Authorization Form, which can be obtained by calling the American Stock Transfer 866-659-2647 (toll free) and also is available online at www.amstock.com. The form must then be mailed to AST at the address provided below (see question 5); enclose a check or money order made payable to American Stock Transfer & Trust Company for the value of your investment.

     The minimum initial investment is $50.00. Once you are a shareholder, the minimum purchase amount is $25.00.

     If your completed Authorization Form (with, if you are making your initial purchase, a check or money in the amount of your purchase) is received by American Stock Transfer by the next record date for the payment of dividends, then the dividends payable on your shares of common stock, and any cash payments submitted by you with your Authorization Form, will be used to purchase shares of common stock.

     If the completed Authorization Form is not received by American Stock Transfer by the next record date for the payment of dividends, the automatic reinvestment of your dividends and investment of any cash payments submitted by you will not start until the next purchase is made, as determined by American Stock Transfer (see Question 9). The record dates for payment of dividends on the shares of common stock are usually early in December, March, June and September and the corresponding dividends are paid early in January, April, July and October.

5. Who administers the Plan?

     The Plan is administered by American Stock Transfer, which performs many of the ministerial tasks required in connection with the Plan, such as (i) holding shares of common stock for the Plan in its name or the name of its nominee; (ii) corresponding with Plan participants; (iii) distributing the Plan prospectus, Authorization Forms, and other documents; (iv) maintaining accounts for participants; (v) providing statements of account to participants on a regular basis; (vi) effecting stock and cash withdrawals by participants and terminations by participants; (vii) processing proxy materials for shares of common stock held under the Plan; (viii) collecting and holding voluntary cash payments by participants; and (ix) if purchases are to be made on the open market, funding such trades to the broker who will effect the purchases.

     All transaction requests should be sent to:

     American Stock Transfer and Trust Company
     P.O. Box 922
     Wall Street Station
     New York, NY 10269-0560

     or

     via internet at www.amstock.com

     or

     telephonically at 1-866-659-2647

     All inquiries regarding your account can be sent to:

     American Stock Transfer and Trust Company
     Operations Center
     6201 15th Avenue
     Brooklyn, NY 11219


6. What does it cost to participate?

     Your costs for participating in the Plan are as follows:

     o If shares of our common stock are purchased directly from us, you will not be charged any brokerage commissions, service charges, or other fees.

     o If shares of our common stock are purchased on behalf of the Plan in open-market transactions, you will be charged any brokerage commissions (currently $0.06 per share), service charges, or other fees paid by the Plan's administrator or agent with respect to the purchases. The decision regarding whether shares of our stock will be purchased directly from us or on the open market will be made by us and will generally depend on whether shares are available.

     o If you sell through the Plan your shares of common stock, you will be charged any brokerage commissions (currently $0.06 per share), service charges, or other fees paid by the Plan's administrator or agent with respect to the sale, plus a $15.00 fee.

     o Inquiries by you or on your behalf that require Trustco Bank personnel to research non-current records (such as requests for prior year account statements) will be subject to a research charge at a rate of $25.00 per hour. Research time will be recorded in fifteen minute increments.

     The fee structure is subject to change. If there are changes in the fee structure, TrustCo will notify participants in advance of the effective date of the changes.


7. What is the price of shares purchased from TrustCo?

     The Plan's purchase of shares of common stock from us, whether out of treasury shares or authorized but unissued shares, will be at a price equal to the average of the high and low prices for shares of common stock on the applicable purchase date (see Question 9), as reported on the Nasdaq Global Select Market or such other system as may supersede it. If the applicable purchase date is not a trading day for Nasdaq market makers, the prices on the next preceding trading day will be used to determine the purchase price.


8. What is the price of shares purchased on the open market?

     The price per share for all shares purchased in the open market to satisfy any Plan requirements will be the weighted average of all shares purchased for the Plan on the applicable purchase date. The purchase price shown on participant account statements will include, as noted in Question 6, any brokerage commission, service charges, or other fees paid by the Plan's administrator or agent with respect to the purchase.

     With respect to shares purchased on the open market, the plan administrator may select one or more agents to assist it in purchasing our shares on the open market, including a brokerage firm that may have other business relationships with TrustCo. These agents will receive brokerage commissions on such purchases.


9. When are purchases made?

     Purchases with the proceeds of cash contributions will be made daily as discussed below. Purchases with reinvested dividends will be made on, or as soon as possible after, each dividend payment date, which have typically been in early January, April, July, and October. All purchases on the open market will be made as soon as possible after dividends and/or cash payments have been forwarded to the agent. We will have no control over the times or prices at which agents for the purchase of our shares under the plan may acquire shares on the open market. Therefore, you will not be able to precisely time your purchases through the Plan, and you will bear the market risk associated with fluctuations in the price of our common stock. More specifically, if you send in an initial or optional investment, it is possible that the price of our common stock could go up or down before purchases are made for your account, and you will bear the market risk for such fluctuations. In addition, you will not earn interest on initial or optional investments before the shares are purchased.

10. How many shares of common stock are purchased for me?

     The number of shares of common stock purchased for you will depend on the amount of your cash dividend on your previously-owned shares of common stock in those months in which a dividend has been declared, the amount of your initial or optional cash payments, if any, and the purchase price of the shares of common stock. Your account will be credited with that number of shares of common stock, including fractions computed to three decimal places, equal to the total amount invested by you plus the amount of dividends paid on shares of common stock allocated to your Plan account minus the amount of any applicable expenses, divided by the applicable purchase price per share of common stock.


11. May I add cash to purchase additional shares?

     Yes. If you elect to reinvest dividends in the Plan, you may also elect to make optional cash payments to purchase additional shares of common stock. You may not, however, make your initial purchase of TrustCo shares or elect to make optional cash payments unless you also elect to reinvest cash dividends.


12. When may I make optional cash payments?

     Optional cash payments may be made at any time and will be held by the administrator until the next purchase is made. No interest will be paid on any cash payments. Any cash payments received by the administrator will not be returned.


13. How much can I invest through optional cash payments?

     Optional cash payments must be no less than $25.00. There is no maximum investment amount.


14. How may I make optional cash payments?

     Each optional cash payment must be in the form of a check or money order payable in U.S. funds to American Stock Transfer and Trust Company and be accompanied by an Authorization Form or the cash payment form attached to any periodic account statement. Do not send currency or coin. You may also make optional cash payments online at www.amstock.com. You need to know your American Stock Transfer ten-digit account number and your social security number.


15. Will stock certificates be issued for shares held under the Plan?

     Normally, certificates for shares of common stock purchased under the Plan will not be issued in your name but will be registered in the name of American Stock Transfer and Trust Company, as the Plan administrator, or its nominee and held for your benefit and credited to your Plan account. Upon your request to the administrator, however, certificates for any number of whole shares of common stock credited to your Plan account will be registered in your name ("participant name registration") and a certificate for such shares of common stock will be issued to you. A participant name registration will not be permitted for fractional shares of common stock held in your account. Any such fractional share, as well as any whole shares of common stock as to which a participant name registration is not requested, will continue to be credited to your Plan account and all dividends on the fractional and whole shares of common stock will continue to be reinvested in the Plan. Dividends on all shares of common stock as to which participant name registration is requested will continue to be reinvested in the Plan unless you request to withdraw from participation in the Plan (see Question
18). You may also process your request for issuance online at www.amstock.com.

     You may not pledge or assign shares of common stock credited to your account under the Plan and registered in the name of the administrator or its nominee. If you wish to pledge or assign such shares of common stock, you must request participant name registration for the shares.


16. What kind of reports will I receive?

     As soon as practicable after the completion of each calendar quarter, the Plan administrator will mail to you a statement indicating the amount invested and the price per share of common stock, the number of shares of common stock purchased, and the total number of shares of common stock held in your account.


17. What are the federal income tax consequences of participation in the Plan?

     If shares of common stock have been purchased on your behalf with reinvested dividends, you will realize a taxable dividend in an amount equal to the fair market value of the shares of common stock credited to your account on the date the cash dividend is paid. You will also be treated as having received a taxable dividend equal to your share of the brokerage commissions, service charges, and other fees, if any, paid by TrustCo in connection with the purchases of such shares of common stock.

     The tax basis of shares of common stock purchased with reinvested dividends will be the amount of such dividend. The tax basis of shares of common stock purchased with optional cash payments will be the cost
(including any fees, commissions, or other expenses) paid by you for such shares. The tax basis of shares of common stock also will include your share of any brokerage commissions, service charges, or fees payable by TrustCo with respect to such purchases. The administrator will inform you of the amount of such commissions, service charges or other fees, if any, allocable to purchases for your account.

     The holding period for shares of common stock credited to your account under either the dividend reinvestment aspect of the Plan or the cash payment aspect of the Plan will begin on the day following the date the shares of common stock are purchased.

     You will not recognize any taxable income if certificates are issued to you for shares of common stock credited to your account, regardless of whether the certificates are issued upon your request or upon your withdrawal from or termination of the Plan.

     You will recognize gain or loss when whole shares of common stock or fractional shares of common stock held in your account are sold or exchanged by the agent on your behalf or when you sell your shares of common stock after withdrawal from or termination of the Plan (see Question 18). The character of such gain or loss will depend on your personal circumstances. The amount of such gain or loss will be the difference between the amount that you receive or that you are deemed to receive for the shares of common stock and your tax basis in such shares of common stock.

     The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction. In the case of a foreign stockholder whose dividends are subject to United States income tax withholding, the amount of the tax required to be withheld will be deducted from the amount of dividends to determine the amount of dividends to reinvest.

     You should consult your own tax advisor to determine the particular tax consequences that may result from your participation in the Plan and the subsequent disposal by you of shares of common stock purchased pursuant to the Plan.


18. How do I withdraw from the Plan?

     You may discontinue your participation in the Plan by sending a notice of withdrawal to the Plan's administrator. The notice of withdrawal must be signed by you exactly as your name appears on the most recent statement of account. TrustCo reserves the right to discontinue, in its sole discretion, your participation in the Plan by sending written notice to that effect to you. Upon your withdrawal or, discontinuance of your participation by the administrator, or upon termination of the Plan by us, certificates for whole shares of common stock credited to you under the Plan will be issued to you; a cash payment also will be sent to you for any remaining fractional share. The cash payment for fractional shares will be based on a price equal to the actual sale price for shares sold.

     Upon your withdrawal from the Plan, you may, if you desire, request in the written notice of withdrawal referred to above that all or part of the whole shares of common stock credited to your account under the Plan be sold. Such sale will be made by the agent on the open market generally daily, but at least weekly after the Plan's administrator's receipt of the request. You will receive the proceeds less a $15.00 fee, brokerage fees, commissions, and transfer taxes, if any.

19. When may I withdraw from the Plan?

     You may withdraw from the Plan at any time.

     If your written notice of withdrawal is received by the Plan's administrator more than three days prior to the payable date for the next dividend, the amount of the cash dividend payments received or otherwise have been invested on that dividend payment date will be paid in cash. All subsequent cash dividends will also be paid directly to you unless you re-enroll in the Plan.

     If your notice of withdrawal is received by the Plan's administrator less than three days prior to the date for the next dividend, the cash dividend paid on such dividend payment date and/or any optional cash payment received will be used to purchase shares of common stock under the Plan. All subsequent cash dividends will be paid directly to you unless you re-enroll in the Plan on all balances.

     Upon your death, participation in the Plan will continue until the administrator has received written notice of your death and the required notice of withdrawal from an authorized legal representative.


20. What happens when I sell all of the shares registered in my name?

     If you sell or transfer all shares of TrustCo common stock registered in your name three or more days prior to the date the next dividend is to be paid, the dividend will be paid to you and will not be used to purchase shares of common stock. If you sell or transfer all shares registered in your name less than three days prior to the date for the next dividend, the cash dividend paid on such dividend payment date and/or optional cash payments received will be used to purchase shares of Common Stock under the Plan. All subsequent cash dividends will be paid directly to you unless you re-enroll in the Plan.

     Further, if sales or transfers of shares of common stock result in less than one full share of common stock credited to the participant's account, in lieu of attempting to contact the participant, the administrator will automatically close such account and pay to the participant, at the latest known address, a cash settlement (determined as described above in Question
18) in lieu of the fractional share of common stock.


21. If I acquire additional shares, will cash dividends automatically be reinvested?

     Yes, if the certificates for such shares are issued in the same name as the name on your Plan account.


22. How will my shares of common stock be voted at shareholder meetings?

     For each meeting of shareholders, you will receive a proxy that enables you to vote the shares of common stock registered in your name and in the name of the Plan administrator or its nominee and credited to your account under the Plan. As in the case of shareholders generally, if a proxy card is returned properly signed and marked for voting, the shares of common stock covered will be voted as marked. If a proxy card is returned properly signed, but without indicating instructions as to the manner in which shares of common stock are to be voted with respect to any item thereon, the shares of common stock covered will be voted as stated on the proxy card. If the proxy card is not returned, or if it is returned unsigned or improperly signed, the shares of common stock covered will not be voted unless you vote in person at the meeting.

23. What are the responsibilities of the Plan's administrators and agents?

     Neither Plan administrator nor any agents under the Plan have responsibility with respect to the preparation and content of this Prospectus. Neither the Company, TrustCo, nor American Stock Transfer, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, (i) for any claim resulting from the failure to terminate your Plan participation upon your death prior to receipt of legally sufficient instruction with respect thereto; (ii) for the price or prices at which shares of common stock are purchased or sold for your account pursuant to the provisions of the Plan; and (iii) for the time or times at which such purchases of shares of common stock are made.

     PLEASE RECOGNIZE THAT TRUSTCO AND THE PLAN'S ADMINISTRATOR CANNOT ASSURE PARTICIPANTS OF PROFITS, OR PROTECT PARTICIPANTS AGAINST LOSSES, ON SHARES OF COMMON STOCK PURCHASED AND/OR HELD UNDER THE PLAN.


24. What happens if TrustCo declares a stock dividend or a stock split?

     If there are any changes in TrustCo's shares by reason of stock dividends, stock splits, or consolidation of shares, recapitalizations, mergers, consolidations, reorganizations, combinations, or exchange of shares, any shares of common stock issued by TrustCo on shares of common stock credited to your Plan account and registered in the name of the Plan's administrator or its nominee will be added to your account. Any shares of common stock issued by TrustCo on shares of common stock registered in your name will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan. Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split, or corporate action.


25. May the Plan be changed or discontinued?

     We reserve the right to suspend, modify, or terminate the Plan at any time and to interpret and regulate the Plan as we deem necessary or desirable in connection with the operation of the Plan. The Plan's administrator reserves the right to resign at any time upon reasonable written notice to us, and we may relieve the administrator of its duties at any time upon like notice.

     You will receive notice of any suspension, modification, or termination of the Plan. Termination of the Plan will have the same effect and will be accomplished as to you and each other participant as if you and such other participant had completely withdrawn from participation in the Plan (see Question 18).

26. Where should correspondence regarding the Plan be directed?

     All correspondence concerning the Plan should be addressed to:

                  American Stock Transfer and Trust Company
                              Operations Center
                               6201 15th Avenue
                           Brooklyn, New York 11219

     All transactions should be addressed to:

                  American Stock Transfer and Trust Company
                                 P.O. Box 922
                             Wall Street Station
                        New York, New York 10269-0560

                                      or

                               www.amstock.com

                                      or

                                1-866-659-2647



USE OF PROCEEDS

     No determination has been made as to the specific uses by us of any proceeds resulting from our sale of shares of common stock directly to the Plan, in part because we have no precise method for estimating the number of shares that will be purchased under the Plan, the number of such shares which will be purchased from us (as opposed to on the open market), the timing, or prices of such purchases. We currently intend to add any such proceeds to our general funds to be used for our general corporate purposes.



AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly file annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy these filings at the SEC's Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. TrustCo's SEC filings are also available to the public on the Internet at the website maintained by the SEC at http://www.sec.gov. This Prospectus does not contain all the information set forth in the Registration Statement relating to the shares to be sold under the Plan and exhibits thereto which we have filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made.

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated:

     1. TrustCo's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

     2. TrustCo's Quarterly Reports on Form 10-Q for the periods ended March 31, 2007 and June 30, 2007.

     3. TrustCo's current reports on Form 8-K filed October 16, 2007, August 21, 2007, May 15, 2007, May 14, 2007, April 17, 2007 (Form
          8-K with accession number 357301-07-000007), April 12, 2007, April 11, 2007, and February 20, 2007.

     4. All other reports filed by TrustCo pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2006.

     5. The description of TrustCo's common stock which is contained in TrustCo's Registration Statement on Form S-4 under the Securities Act, Registration No. 33-40379, effective date May 8, 1991, and an update of that description contained in TrustCo Bank Corp NY's Current Report on Form 8-K filed on July 9, 1991; and including any amendment or report filed for purposes of updating such description.

     We will provide copies of all documents incorporated by reference, other than exhibits to such documents, without charge to each person who receives a copy of this Prospectus upon written or oral request to TrustCo Bank Corp NY, 5 Sarnowski Drive, Glenville, New York 12302, Attention: Corporate Secretary, Telephone Number (518) 377-3311.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, you should not rely upon such information or representation upon as having been authorized by TrustCo Bank Corp NY. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby; nor does it constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.



FACTORS THAT MAY AFFECT FUTURE RESULTS

     Except for the historical information contained herein, the matters discussed in this Prospectus, as well as the Annual, Quarterly, and Special Reports, and other information filed by us with the Securities and Exchange Commission, may express "forward looking statements." Those "forward looking statements" may involve risk and uncertainties, including statements concerning future events or performance and assumptions and other statements of historical facts.

     We wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Readers are advised that various risk factors, including, but not limited to: (1) credit risk, (2) interest rate risk, (3) competition, (4) changes in the regulatory environment, and (5) change in general business and economic trends, could cause the actual results or circumstances for future periods to differ materially from those anticipated or projected in the forward looking statements.



COMMISSION POSITION ON INDEMNIFICATION

     Sections 721-725 of the New York Business Corporation Law authorize the indemnification of our directors and officers under certain circumstances. Generally, a corporation may indemnify a director or officer of the corporation against any judgments, fines, amounts paid in settlement, and reasonable expenses, if such director or officer acted in good faith and for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his or her conduct was unlawful.

     Article XI of our Amended and Restated Certificate of Incorporation provides that our directors shall not be liable to TrustCo, or its shareholders, for any breach of duty in such capacity to the fullest extent elimination or limitation of director liability is permitted by the New York Business Corporation Law.

     TrustCo's bylaws contain detailed procedures to address the circumstances under which an officer or director of TrustCo may seek indemnification and under which the board or other persons, including TrustCo's shareholders, may authorize indemnification payments. A copy of TrustCo's bylaws was included as an exhibit to the Report on Form 8-K filed by TrustCo with the Securities and Exchange Commission on February 20, 2007. Pursuant to Employment Agreements between us and certain of our executive officers, we have agreed to indemnify such executives for acts or decisions made by them in good faith while performing services for us, and we shall use our best efforts to obtain insurance coverage relating thereto. Finally, under a policy of directors' and officers' insurance with total annual limits of $30,000,000, our directors and officers are insured, subject to the limits, exceptions, and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling TrustCo pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.



LEGAL MATTERS

     The legality of the issue of the shares of common stock offered hereunder has been passed upon for TrustCo by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The consolidated financial statements of TrustCo Bank Corp NY as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The audit report covering the December 31, 2006 consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)" and Staff Accounting Bulletin No. 108 "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements."

     With respect to the unaudited interim financial information for the periods ended March 31, 2007, and 2006, and June 30, 2007 and 2006, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2007, and June 30, 2007, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

         Registration:                                      $   625
         Accountants' Fees*:                                $15,000
         Printing and Engraving*:                           $ 8,500
         Legal Fees*:                                       $15,000
         Miscellaneous Expenses*:                           $   500
                                                            -------
         Total                                              $39,625
                                                            =======

*Indicates estimated fees or expenses.


Item 15. Indemnification of Directors and Officers

     Sections 721-725 of the New York Business Corporation Law provide for or permit the indemnification of directors and officers of the Registrant, a New York corporation, under certain circumstances. Generally, a corporation may indemnify a director or officer of the corporation against any judgments, fines, amounts paid in settlement and reasonable expenses, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his or her conduct was unlawful.

     Article XI of the Registrant's Amended and Restated Certificate of Incorporation provides that to the fullest extent elimination or limitation of director liability is permitted by the New York Business Corporation Law, no directors of the corporation shall be liable to the corporation, or its shareholders for any breach of duty in such capacity.

     TrustCo's bylaws contain detailed and comprehensive procedures to address the circumstances under which an officer or director of TrustCo may seek indemnification and under which the board or other persons, including TrustCo's shareholders, may authorize indemnification payments. A copy of TrustCo's bylaws was included as an exhibit to the Report on Form 8-K filed by TrustCo with the Securities and Exchange Commission on February 20, 2007. Pursuant to Employment Agreements between the Registrant and certain of its executive officers, the Registrant provides that it shall indemnify such executives for acts or decisions made by such executives in good faith while performing services for the Registrant, and the Registrant shall use its best efforts to obtain insurance coverage relating thereto. Finally, under a policy of directors' and officers' insurance with total annual limits of $30,000,000, the directors and officers of the Registrant are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling TrustCo pursuant to the foregoing provisions, TrustCo has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and therefore is unenforceable.


Item 16. Exhibits

     The following exhibits are submitted herewith:

     5       Legal Opinion of Lewis, Rice & Fingersh, L.C.

     15      KPMG LLP letter regarding Unaudited Interim Financial Information

     23.1    Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5.1)

     23.2    Consent of KPMG LLP

     24      Powers of Attorney


Item 17. Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by section 10(a)(3)
                     of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenville, State of New York, on October 22, 2007.

                                    TrustCo Bank Corp NY

                                    By   /s/ Robert J. McCormick
                                         -------------------------------------
                                         Robert J. McCormick
                                         President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities shown and on October 22, 2007.

            Name                                     Title/Position
-------------------------------          -------------------------------------

/s/ Robert J. McCormick                  President and Chief Executive Officer
-------------------------------              (Principal Executive Officer)
Robert J. McCormick

/s/ Robert T. Cushing                        Executive Vice President and
-------------------------------           Chief Financial Officer (Principal
Robert T. Cushing                          Financial and Accounting Officer)

*                                                      Director
-------------------------------
Joseph A. Lucarelli

*                                                      Director
-------------------------------
Anthony J. Marinello, M.D., PhD

*                                                      Director
-------------------------------
Robert A. McCormick

*                                                      Director
-------------------------------
William D. Powers

*                                                      Director
-------------------------------
William J. Purdy

*                                                      Director
-------------------------------
Thomas O. Maggs


* By: /s/ Robert T. Cushing
      -------------------------
      Attorney-in-Fact

                                EXHIBIT INDEX

 Reg. S-K
 Item 601
Exhibit No.  Exhibit
----------   -----------------------------------------------------------------

    5        Legal Opinion of Lewis, Rice & Fingersh, L.C.

    15       KPMG LLP letter regarding Unaudited Interim Financial Information

   23.1      Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5.1)

   23.2      Consent of KPMG LLP

    24       Powers of Attorney